UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current report pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2007

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-31337

Delaware	94-1402710
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 River Oaks Parkway, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 577-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05          Costs Associated with Exit or Disposal Activities.

On August 4, 2007, the Company’s Board of Directors committed the Company to a an offshore program that will result in the transition of the Company’s final test and support operations to the Philippines.  These operations are currently located in the Company’s San Jose, California facility.  The amount of restructuring costs expected to be incurred during third quarter 2007 are estimated at $600,000 for employee severance and retention costs associated with the implementation of the plan and approximately $300,000 in dual staffing and start-up costs. The transition is expected to be completed in the first quarter of 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,  the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WJ COMMUNICATIONS, INC.

By:	/s/ R. GREGORY MILLER
R. Gregory Miller
Chief Financial Officer

Dated:  August 9, 2007.